ATWOOD OCEANICS, INC.

                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 Houston, Texas
                                                               January 15, 2002

To the Shareholders of
ATWOOD OCEANICS, INC.:

     Notice is hereby given that, pursuant to the provisions of the Bylaws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 14, 2002, for the following purposes:

     1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

     2. To approve the adoption of the Atwood Oceanics, Inc. 2001 Stock Incentive Plan as described in the accompanying Proxy Statement.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 31, 2001 will be entitled to notice of and to vote at the Annual Meeting.

     Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and promptly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors



                                                   JAMES M. HOLLAND, Secretary

                         ANNUAL MEETING OF SHAREHOLDERS
                              ATWOOD OCEANICS, INC.
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                                January 15, 2002

                        SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock, par value $1.00 per share ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business on December 31, 2001 will be entitled to vote at the Annual Meeting of Shareholders to be held February 14, 2002 at 10:00 o'clock A.M., Houston Time, at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 15, 2002.

                         PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company, and the cost will be borne by the Company.


                                VOTING SECURITIES

     At the close of business on December 31, 2001, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 13,831,951 shares of Common Stock of the Company outstanding.

     The election as directors of the persons nominated in this proxy statement, as well as adoption of the 2001 Stock Incentive Plan, will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent the election of the directors nominated in this Proxy Statement or the approval of such other matters as may properly come before the meeting to the same extent as a vote withholding authority to vote for the election of directors so nominated or a vote against such other matters.

     Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attention: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.


                             PRINCIPAL SHAREHOLDERS

     The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 2001 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission ("SEC") filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year and on information provided by Zacks Investment Research, Inc. ("Zacks") in reports prepared for the Company. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

                                                         Shares Owned   Percent
Name and Address                                         Beneficially   of Class
-----------------                                        ------------   --------

Helmerich & Payne Intl. Drilling Co. (1)------------------ 1,640,248      11.86%
         Utica at 21st
         Tulsa, Oklahoma 74114
Helmerich & Payne, Inc. (1)------------------------------- 1,359,752       9.83%
         Utica at 21st
         Tulsa, Oklahoma 74114
Franklin Resources,  Inc. (2)----------------------------- 2,030,482      14.68%
Charles B. Johnson (2)
Rupert H. Johnson, Jr. (2)
Franklin Advisers, Inc. (2)
Franklin Advisory Services, LLC. (2)
Franklin Management, Inc. (2)
         777 Mariners Island Blvd.
         P.O. Box 7777
         San Mateo, California 94403-7777
T.Rowe Price Associates, Inc.(3)------------------------- 1,077,150        7.79%
         100 E. Pratt Street
         Baltimore, Maryland  21202
Wellington Management (4)--------------------------------   845,906        6.12%
         75 State Street
         Boston, Massachusetts  02109
-------------------

(1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owned
     subsidiary,   Helmerich  &  Payne International  Drilling Co., owns of
     record and beneficially 3,000,000 shares of Common Stock of the Company. Messrs. Walter H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by these companies.

(2) The information set forth above concerning shares of Common Stock beneficially owned by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CBJ"), Rupert H. Johnson, Jr. ("RHJ"), Franklin Advisers, Inc. ("FAI"), Franklin Advisory Services, LLC ("FASL") and Franklin Management, Inc. ("FMI"), collectively referred to as Franklin Resources Group, was obtained from a report dated December 26, 2001 prepared by Zacks for the Company and Amendments No. 4 and No. 5 to Schedule 13G dated January 26, 2001 and February 9, 2001, respectively, filed with the SEC by FRI, CBJ, RHJ and FAI. Charles and Rupert Johnson are principal shareholders of the outstanding common stock of FRI. FAI, FASL and FMI are investment advisory subsidiaries of FRI. FRI, CBJ and RHJ have no voting or dispositive power with respect to any shares of the Company's Common Stock. FAI has sole voting and dispositive power with respect to 1,469,000 shares of the Company's Common Stock. FASL has sole voting power and sole dispositive power with respect to 57,500 shares of the Company's Common Stock. FMI has no voting power and sole dispositive power with respect to 226,599 shares of the Company's Common Stock. The Company does not have any information on voting or dispositive power with respect to 277,383 shares of the Company's Common Stock acquired by the Franklin Resources Group subsequent to filing Amendment No. 5.

(3) The information set forth above concerning shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc. ("T. Rowe Price") was obtained from a report dated December 26, 2001 prepared by Zacks for the Company and Schedule 13G dated February 12, 2001 filed with the SEC by T. Rowe Price. T. Rowe Price has sole voting power with respect to 163,200 shares and sole dispositive power with respect to 738,200 shares of the Company's Common Stock. The Company does not have any information on voting or dispositive power with respect to 338,950 shares of the Company's Common Stock acquired by T. Rowe Price subsequent to the filing Schedule 13G on February 12, 2001. T. Rowe Price has disclaimed beneficial ownership of the Company's Common Stock.

(4) The information set forth above concerning shares of Common Stock beneficially owned by Wellington Management ("Wellington") was obtained from a report dated December 26, 2001 prepared by Zacks for the Company. Based upon reports prepared by Zacks, Wellington did not become a stockholder owning more than 5% of the outstanding Common Stock of the Company until some time during the second half of 2001. The Company has not received any material from Wellington in connection with SEC filings and thus, does not have any information on voting or dispositive power that Wellington may have with respect to any shares of the Company's Common Stock.


             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 2001 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                                                 Shares Owned      Percent
Executive Officer or Group                                        Beneficially      of Class
--------------------------                                        ------------     ----------
Robert W. Burgess                                                       -             0.00%
George S. Dotson                                                        -             0.00%
Walter H. Helmerich, III                                               (1)            0.00%
Hans Helmerich                                                         (1)            0.00%
William J. Morrissey                                                  400                (2)
John R. Irwin                                                      44,200(3)             (2)
James M. Holland                                                   25,784(4)             (2)
Glen P. Kelley                                                     31,300(5)             (2)
All directors and executive officers as a group (8 persons)       101,684(6)             (2)
------------

 (1)  See Note (1) on page 3 for more information.
 (2)  Less than 1%.
 (3)  Includes 44,000 shares which may be acquired upon the exercise of options.
 (4)  Includes 23,650 shares which may be acquired upon the exercise of options.
 (5)  Includes 31,000 shares which may be acquired upon the exercise of options.
 (6)  Includes 98,650 shares which may be acquired upon the exercise of options.

                               EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company. The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 2000 are indicated opposite his name.

                                                        Date of
                                                         First
Name                         Offices Held               Election         Age
-----------------            --------------            ----------       -----

John R. Irwin                President and Chief         March            56
                             Executive Officer            1993

James M. Holland             Senior Vice President      October           56
                             and Secretary                1988

Glen P. Kelley               Vice President -           October           53
                             Contracts and                1988
                             Administration


     No family relationship exists between any of the above executive officers. All officers of the Company serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

     Mr. Irwin joined the Company in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

     Mr. Holland joined the Company as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined the Company in January 1983 as Manager of Operations Administration. He was elected Vice President - Contracts and Administration in October 1988.


ITEM 1 -  ELECTION OF DIRECTORS

     At the meeting six (6) Directors (leaving one position vacant) are to be elected for terms of one year each. Although the Company's Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

     The persons  named in the enclosed form of proxy (James M. Holland and Glen
P. Kelley) have advised that they will vote all shares represented by proxies for the election of the six nominees for director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board.

                               Present     Served as
                               Position    a Director
                               with the    Continuously       Term to
Nominees                       Company     Since              Extend to    Age
-----------                    --------    ------------       ---------   -----

Robert W. Burgess              Director      September        February      60
                                               1990             2002

George S. Dotson               Director      February         February      61
                                               1988             2002

Walter H. Helmerich, III       Director       April           February      78
                                               1970             2002

Hans Helmerich                 Director       February         February     43
                                               1989             2002

John R. Irwin                  Director,      November         February     56
                               President       1992             2002
                               and Chief
                               Executive
                               Officer

William J. Morrissey           Director        November        February     74
                                                1969             2002

     Until his retirement in 1999, Mr. Burgess served for over five years as Chief Financial Officer (Senior Vice President) for CIGNA Investment Division, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments.

     At all times during the previous five years, Mr. Dotson has served as Vice President - Drilling of Helmerich & Payne, Inc. and President of Helmerich & Payne International Drilling Co., both located in Tulsa, Oklahoma. Helmerich & Payne, Inc. is a diversified natural resources company with divisions engaged in drilling, exploration, production and real estate development. He serves as a director of Helmerich & Payne, Inc., which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He also serves as a director of Varco International, Inc.

     At all times during the previous five years, Mr. Walter H. Helmerich, III has served as the Chairman of the Board of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is the father of Mr. Hans Helmerich, who is also a director of the Company.

     At all times during the previous five years, Mr. Hans Helmerich has served as the Chief Executive Officer as well as a director of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is a son of Mr. Walter H. Helmerich, III.

     Mr. Irwin has been employed by the Company in various executive capacities for the last twenty-two years.

     Mr. Morrissey served as director and Vice Chairman of the Board of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired.

     The Company has standing Audit, Executive and Compensation committees. The Audit Committee members are Messrs. Morrissey, Burgess and Dotson. This Committee functions to review in general terms the Company's accounting policies and audit procedures and to supervise internal accounting controls. The Audit Committee held six meetings during fiscal 2001, of which four were telephone conferences. The Executive Committee, composed of Messrs. Dotson, Hans Helmerich and Irwin, meets frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board. The Compensation Committee members, Messrs. Hans Helmerich, Burgess and Dotson, are responsible for administration of the Company's stock option plans, and for review and approval of all salary and bonus arrangements. During fiscal 2001 , there were two meetings of the Compensation Committee.

     Four meetings of the Board of Directors were held during fiscal 2001, all of which were regularly scheduled meetings. Each director attended, during the time of his membership, at least seventy-five percent of Board and Committee meetings.

Required Vote for Election of Directors

     Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.



ITEM 2 - PROPOSAL FOR ADOPTION OF THE ATWOOD OCEANICS, INC. 2001 STOCK INCENTIVE PLAN


     On September 6, 2001, the Board of Directors of the Company adopted, subject to approval of the Company's stockholders, the Atwood Oceanics, Inc. 2001 Stock Incentive Plan ("the Plan"). The principal features of the Plan are summarized below. The summary does not purport to be a complete statement of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

     The Plan is designed to create incentives to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. The Plan authorizes the Compensation Committee to grant eligible Employees of the Company and its subsidiaries, during a period of 10 years from the December 6, 2001, effective date of the Plan, stock options and restricted stock awards of Common Stock. The Plan also awards to Non-Employee Directors 2,000 Nonqualified Stock Options once per fiscal year.

Shares Available

     The total number of shares of stock reserved and available for distribution pursuant to stock options or restricted stock under the Plan shall be 1,000,000 shares (approximately 7% of the outstanding Common Stock of the Company as of December 31, 2001), provided, however, that not more than 150,000 shall be available for distribution as restricted stock under the Plan, in each case subject to adjustment in the event of a future stock dividend, stock split, merger, reorganization, consolidation or recapitalization. Shares underlying the unexercised portion of any terminated or lapsed stock option and shares of restricted stock which have been forfeited pursuant to applicable restrictions shall again be available for distribution in connection with future awards pursuant to the Plan.

Administration

     The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist solely of two or more non-employee directors who are appointed by, and serve at the pleasure of, the Board. The Compensation Committee shall have the power and authority to grant to eligible employees stock options and restricted stock as provided in the Plan, and to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted, based on such factors and criteria as the Compensation Committee shall determine, in its sole discretion. The Compensation Committee shall have the authority to establish, adopt or revise such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and to otherwise supervise the administration of the Plan.


     The Board of Directors may not without shareholders approval adopt any amendment which would (i) reprice previously granted options, (ii) increase the aggregate number of shares of Common Stock available under the Plan except for adjustment in the event of a future stock dividend, stock split, merger, reorganization, consolidation or recapitalization, or (iii) modify any provision of the Plan which would materially increase the benefit or rights of any Participant in the plan.

Eligibility

     Officers and key employees of the Company, its subsidiaries and its affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its subsidiaries or its affiliates are eligible to be granted stock options and/or restricted stock awards. All awards of stock options and restricted stock pursuant to the Plan will be made in consideration of the Participant's contribution to the management, growth and/or profitability of the Company and its subsidiaries. Each Non-Employee Director of the Company is eligible to be awarded 2,000 Nonqualified Options per year. As of December 31, 2001, the closing price on The New York Stock Exchange of the Company's Common Stock was $34.85 per share.

Stock Options

     The Plan permits the granting of options that either qualify as incentive stock options ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") or that do not so qualify ("Nonqualified Stock Options"). Options granted under the Plan shall be subject to the certain terms and conditions set forth in the Plan and may contain such additional terms and conditions not inconsistent with the terms of the Plan as the Compensation Committee deems appropriate. The option exercise price for each share of Common Stock covered by an option shall be determined by the Compensation Committee, but shall be not less than the fair market value of such share on the date of grant.

     The term of each option will be fixed by the Compensation Committee, but may not exceed 10 years from the date of grant in the case of an ISO or 10 years and one day after the date of grant in the case of a Nonqualified Stock Option. Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Compensation Committee, provided, however, that, absent special circumstances, options shall not be exercisable prior to the first anniversary date of grant. Vesting provisions limiting the exercisability of options may be waived or accelerated at any time in whole or in part based on such factors as the Compensation Committee may determine.

     The option exercise may be paid (1) in cash or by check, bank draft or money order payable to the order of the Company, (2) delivering shares of Common Stock having a fair market value on the date of payment equal to the amount of the exercise price, or (3) a combination of the foregoing.. Additionally, payment of the exercise price may be made by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company in satisfaction of the exercise price.

     The Compensation Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant, (iii) a trust or trusts for the exclusive benefit of the spouse, children or grandchildren of the Participant, or (iv) a partnership in which the spouse, children or grandchildren of the Participant are the only partners; provided in each case that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such stock options are granted must be approved by the Compensation Committee, and must expressly provide for transferability in a manner consistent with this section, and (z) subsequent transfers of transferred options shall be prohibited except those made in accordance with the transferability provisions of the Plan or by will or by the laws of descent and distribution. Following transfer, any such stock options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Except as set forth in the Plan and in the applicable stock option agreement, no stock option shall be transferable by the Participant otherwise than by will or by laws of descent and distribution, and all stock options shall be exercisable, during the Participant's lifetime, only by the Participant.

     If an  Participant's  employment  by  the  Company  or  any  subsidiary  or affiliate terminates by reason of retirement, death or disability, the Participant (or his personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability (as defined above) in lieu of the 3 month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If a Participant's employment terminates for any reason, the Participant shall be entitled to purchase all of any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Compensation Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

Restricted Stock

     Shares of restricted stock may be issued either alone or in addition to other awards granted under the Plan. The Compensation Committee shall determine the officers and key employees of the Company and its subsidiaries or affiliates to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of an award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Compensation Committee may condition grants of restricted stock upon the attainment of specified performance goals or such other factors or criteria as the Compensation Committee may determine.

     During the restriction period, (which must be a minimum of three years) the recipient shall have, with respect to the shares of restricted stock covered by any award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends. Except as otherwise provided in the Plan and the applicable award agreement, during the restriction period established by the Compensation Committee, the Participant shall not be permitted to sell, transfer, pledge, assign, hypothecate or otherwise dispose shares of restricted stock awarded under the Plan. Based on service, performance and/or such other factors or criteria as the Compensation Committee may determine, the Compensation Committee may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

Change in Control Provisions

     The Plan provides that in the event of a "Change in Control" (as defined in the Plan), (i) any or all stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested; (ii) the restrictions applicable to any or all restricted stock awards shall lapse and such shares and awards shall be fully vested. In addition, at any time prior to or after a "Change in Control," the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine to be appropriate.

Amendments and Termination

     With the exception of repricing Awards, the Board of Directors may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a stock option or restricted stock award theretofore granted, without the Participant's consent, or which, without the approval of the Company's stockholders, would, except as expressly provided in the Plan, increase the total number of shares reserved for purposes of the Plan. With the exception of repricing Awards, the Compensation Committee may amend the terms of any stock option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. Subject to certain conditions, the Board shall have the authority to amend the Plan to take into account changes in applicable tax and securities law and accounting rules, as well as other developments.

Federal Income Tax Consequences

     The following summary is a description of the Federal income tax consequences to the recipient and the Company of the issuance and exercise of stock options and restricted stock granted pursuant to the Plan. The summary is not intended to be exhaustive and does not attempt to be a comprehensive description of all possible tax effects.

     Incentive Stock Options. The grant of an ISO will not be treated as taxable income to the Participant for federal tax purposes, and will not result in a deduction for the Company for tax purposes. In general, on exercise of an ISO, the Participant will not recognize any taxable income, and the Company will not be entitled to a deduction for tax purposes, although exercise of an ISO may give rise to liability under the alternative minimum tax provisions of the Code. Upon the sale or exchange of the shares at least two years after the grant date of the option and one year after the exercise date, the Participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares, over
(ii) the exercise price paid for such shares. If these holding periods are not satisfied, the Participant will recognize ordinary income (and the Company will be entitled to a deduction for tax purposes) in an amount equal to the difference between the exercise price and the lower of the fair market value of the shares on the date the option was exercised, or the sale price of such shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the Participant is also an officer, director or 10% shareholder of the Company. Any gain recognized by the Participant on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     Nonqualified Stock Options. No income is realized by the Participant at the time a Nonqualified Stock Option is granted. Upon exercise, the amount by which the fair market value of the purchased shares on the exercise date exceeds the option price will generally be taxable to the Participant as ordinary income and deductible by the Company for tax purposes. Upon disposition of the shares, appreciation or depreciation after the exercise date is treated as a short-term or long-term capital gain or loss to the Participant and will not result in any deduction by the Company.

     Restricted Stock. In general, the recipient of a restricted stock award will recognize ordinary income in the amount of any cash received plus the market value of the shares on the date when the shares are no longer subject to a substantial risk of forfeiture (as such term is defined in the Code) less any amount paid for the shares, and the Company will be entitled to a deduction for tax purposes in the same amount. If the recipient of a restricted stock award makes a timely election under Section 83(b) of the Code to have the tax liability determined at the time of the grant rather than when the restrictions lapse, the recipient will recognize compensation income and the Company shall be entitled to a deduction at that time, in an amount equal to the fair market value of the shares on the grant date.

     Deductibility of Compensation. The Company anticipates that any compensation deemed paid by the Company to its executive officers as a result of stock options or restricted stock will remain deductible by the Company and will either (a) not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company, or (b) will not cause such limit to be exceeded.

     Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any stock option or other award under the Plan, the Participant shall pay to the Company, or make any arrangements satisfactory to the Compensation Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. Generally, the Company will not withhold any amount from awards made to directors in such capacity, as those awards are treated as self-employment income, and, as such, are not subject to withholding.

Awards Pursuant to the Plan

     If the Plan receives shareholder approval, (i) the nominees proposed by the Company for the Board of Directors are elected at the annual shareholders meeting, and (ii) each nominee who is not currently an employee of the Company and does not become an employee of the company by the time of award, the following awards to the persons indicated would be made at the first meeting of the Board of Directors following each directors' election or re-election:

                                                  2001 Stock Incentive Plan

         Name and Position                  Dollar Value                    Number of Units
------------------------------------       ---------------           --------------------------------

  Robert W. Burgess - Director             undetermined (A)          2,000 Nonqualified  Stock Options
Audit and Compensation Committees

  George S. Dotson  - Director             undetermined (A)          2,000 Nonqualified  Stock Options
Audit, Executive and Compensation
           Committees

  Walter H. Helmerich, III - Director      undetermined (A)          2,000 Nonqualified  Stock Options

  Hans Helmerich - Director                undetermined (A)          2,000 Nonqualified  Stock Options
Executive and Compensation Committees

  William J. Morrissey - Director          undetermined (A)          2,000 Nonqualified  Stock Options
Audit  Committee


     (A) The exercise price of the Nonqualified Stock Options will not be set until the date of grant. Thus, the value will vary with the fair market value of the Company's Common Stock.

     As Non-Employee Directors are not executive officers of the Company, no executive officer would be guaranteed an award pursuant to the Plan, should it receive shareholder approval. All other awards under the Plan are at the discretion of the Compensation Committee.



     Required Vote for Adoption of the Atwood Oceanics, Inc. 2001 Stock Incentive Plan

     Approval of the 2001 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2001 STOCK INCENTIVE PLAN.



                             EXECUTIVE COMPENSATION

     In accordance with the Securities and Exchange Commission ("SEC") executive compensation disclosure requirements under Item 402 of Regulation S-K, the following compensation tables and other compensation information are presented to enable shareholders to better understand the compensation of the Company's executive officers.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of three nonemployee directors. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.



    REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                           ATWOOD OCEANICS, INC. (A)



TO:               The Board of Directors

     As members of the Compensation Committee, it is our duty to review compensation levels of the Company's executive officers and to administer the Company's stock option plans.

Compensation Policies for Executive Officers

     In determining the compensation of the Company's executive officers, it is the policy of the Committee to take into account all factors which it considers relevant to the determination, including business conditions prevailing generally and in the Company's industry during such year, the Company's performance in such year in light of such conditions, and the performance of the specific officers under consideration and the business area of the Company for which such officer is responsible.

     For fiscal year ended September 30, 2001, the compensation program for executive officers consisted primarily of base salary, year-end bonus, stock option grants and Company contributions in a contributory retirement plan. The Company's current compensation levels are within the $1 million limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Company intends to take the necessary steps in subsequent years to ensure that the Company's future compensation package will comply with such limits on compensation deductibility.

     Shareholders' equity was significantly enhanced during fiscal 1998, 1999, 2000 and 2001 due to the Company's revenues, cash flows and net profit for the period being at their highest levels in the Company's history. In recognition of the Company's continued strong operating performance, the Company awarded bonuses (ranging from $40,000 to $85,000) and granted salary increases to each of the Company's executive officers of approximately 5% in December 2000.

Chief Executive Office Compensation

     Mr. Irwin's compensation for fiscal year 2001 included a bonus of $85,000. In addition, the Company increased Mr. Irwin's annual base salary by approximately 5 percent in December 2000. The evaluation of Mr. Irwin's compensation was based upon the same criteria as set forth above with respect to officers generally.

                                                     Compensation Committee

                                                     George S. Dotson
                                                     Robert W. Burgess
                                                     Hans Helmerich

December 31, 2001

-------------------------

         (A) Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 2000-2001 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K, except that Messrs. Dotson and Helmerich are executive officers of Helmerich & Payne, Inc., with whom the Company is a joint venture partner as described in "Related Transactions" below and which may be considered to be an affiliate based upon its ownership of Company common stock.

     During the Company's 2000-2001 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                               COMPENSATION TABLES

         The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.

                                                       SUMMARY COMPENSATION TABLE
                                                          Annual Compensation
                                              --------------------------------------------

                                                                                    Long Term
                                                                                    Compensation
                                                                                    (Awards)
                                                                                    Securities
                                     Fiscal                          Other Annual   Underlying    All Other
Name and Principal Position           Year     Salary       Bonus    Compensation   Options (A)  Compensation (B)
---------------------------          -----     ------       -----    ------------   -----------  ------------
                                                  $           $           $             (#)            ($)
John R. Irwin                        2001       321,246     85,000       ---          40,000          47,180
  President and Chief                2000       306,250     85,000       ---          15,000          33,552
    Executive Officer                1999       290,007    100,000       ---            ---           31,927

James M. Holland                     2001       185,196     40,000       ---          24,000          24,330
  Senior Vice President              2000       176,376     40,000       ---           9,000          19,784
  and Secretary                      1999       167,503     50,000       ---            ---           18,896


Glen P. Kelley                       2001       171,036     40,000       ---          24,000          22,762
  Vice President - Contracts         2000       156,003     35,000       ---           8,000          17,390
    and Administration               1999       147,500     40,000       ---            ---           16,540


Larry P. Till                        2001         ---        ---         ---            ---            ---
  Vice President - Operations        2000         ---        ---         ---            ---            ---
   (Retired in September 1999)       1999       156,750     40,000       ---            ---           17,941


---------------------------


(A) The amounts shown in the "All Other Compensation" column are derived from the following:

     (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 2001, 2000, and 1999 of $42,125, $30,625 and $29,000,
respectively; Company paid term life and insurance premiums ("TLIP") for 2001, 2000, and 1999 of $5,055, $2,927 and $2,927, respectively;

     (ii) (ii) Mr. Holland: Annual Company contributions to the DCP for 2001, 2000 and 1999 of $22,520, $17,638, and $16,750 respectively; Company paid TLIP for 2001, 2000, and 1999 of $1,810, $2,146, and $2,146, respectively


     (iii) (iii) Mr. Kelley: Annual Company contributions to the DCP for 2001, 2000, and 1999 of $21,104, $15,600, and $14,750, respectively; Company paid TLIP for 2001, 2000, and 1999 of $1,658, $1,790, and $1,790, respectively;

     (iv) (iv) Mr. Till: Annual Company contributions to the DCP for 1999 of $15,675; Company paid TLIP for 1999 of $2,266.

                                                      OPTION GRANTS TABLE

                                              Individual Grants Made in Fiscal 2001
                   --------------------------------------------------------------------------

                Number of                                                         Potential Realizable Value
               Securities      Percentage of                                          at Assumed Annual
               Underlying      Total Options                                         Rates of Stock Price
                 Options        Granted To                                       Appreciation for Option Term
                 Granted       Employees in      Exercise Price    Expiration    ----------------------------
Name             (A)(#)         Fiscal Year         ($/Share)          Date        5% ($)          10% ($)
-----          ----------     ---------------    --------------    ----------    ---------         -------

Irwin           15,000(B)           15%               30.75        12/6/2010       290,100         735,000
                25,000(C)           15%               32.16         9/5/2011       358,300       1,282,000

Holland          9,000(B)           9%                30.75        12/6/2010       174,100         441,000
                15,000(C)           9%                32.16         9/5/2011       304,700         769,000

Kelley           9,000(B)           9%                30.75        12/6/2010       174,100         441,000
                15,000(C)           9%                32.16         9/5/2011       304,700         769,000

__________

(A) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Twenty-five percent of such options become exercisable at each of two years, three years, four years and five years, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of underlying shares.

(B) These options were granted on December 7, 2000 pursuant to the Company's 1996 Incentive Equity Plan.

(C) These options were granted on September 6, 2001 pursuant to the Company's 1996 Incentive Equity Plan.


                    OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

                                                                            Number of
                                                                            Securities
                                                                            Underlying
                             Shares Acquired                               Unexercised             Value of Unexercised
                               on Exercise               Value              Options at             In-the-Money Options
Name                        during Fiscal 2001          Realized          Sept. 30, 2001           at Sept. 30, 2001 (A)
----                        ------------------          --------          ---------------          ---------------------
                                   (#)                    ($)                   (#)                         ($)
                                                                           Exercisable/                Exercisable/
                                                                           Unexercisable               Unexercisable
                                                                           -------------               ----------------
Irwin                              ---                    ---              36,500/73,000               157,500/63,750

Holland                            ---                    ---              18,900/44,500                80,400/38,250

Kelley                             ---                    ---              27,000/42,000               132,400/34,000

-------------
(A) Calculated based upon the September 30, 2001 fair market value of $26.00 per share less the share price to be paid upon exercise. There is no guarantee that options will have the indicated value if and when exercised.

                             AUDIT COMMITTEE REPORT

     In accordance with the SEC Audit Committees communication requirements under Item 306 of Regulation S-K, the following information is presented to inform shareholders of the Audit Committees oversight with respect to financial reporting.

                             AUDIT COMMITTEE CHARTER

     The members of the Audit Committee are governed by a Charter duly adopted by the Board of Directors, which requires their independence from management of the Company or their freedom from any other relationship which would interfere with their independent judgment. George Dotson is not "independent" as defined by Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange's listing standards due to his key employment positions with Helmerich & Payne, Inc. and its wholly-owned Helmerich & Payne International Drilling co. Helmerich & Payne, Inc., together with Helmerich & Payne International Drilling., Co., may be deemed to be an affiliate of the Company. However, the Board of Directors believes that Mr. Dotson's membership on the Audit Committee is in the best interests in the Company due to his expertise, experience, and tenure as a director of the Company. A copy of the Audit Committee Charter is incorporated herein by reference to the Company's definitive Proxy Statement for the Annual Meeting of Shareholders held on February 5, 2001 filed with the Commission on January 12, 2001 on form DEF14A.

Report of the Audit Committee of the Board of Directors of ATWOOD OCEANICS, INC.


To:  The Board of Directors

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended September 30, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.

                                           Audit Committee

                                           William J. Morrissey, Chairman

                                           Robert W. Burgess, Member

                                           George S. Dotson, Member


December 31, 2001

                       FISCAL 2001 AUDIT FIRM FEE SUMMARY

During fiscal year 2001, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

                  Audit Fees                                  $ 151,700
                  Audit-Related Fees                          $  27,000
                  Financial Information Systems Design
                       And Implementation Fees                $    ---
                  All Other Fees                              $ 172,000

The audit committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.


           ATWOOD OCEANICS, INC. COMMON STOCK PRICE PERFORMANCE GRAPH

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD OCEANICS, INC., AND THE CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR THE NYSE/AMEX/NASDAQ STOCK MARKETS, AND THE PEER GROUP OF DRILLING COMPANIES.


                                      GRAPH


Index Description         9/30/96  9/30/97   9/30/98  9/30/99   9/29/00  9/28/01
                          -------  -------   -------  -------   -------  -------

ATWOOD OCEANICS, INC.       100.0    256.0      94.6    138.9     189.5    118.2
CRSP Index for
NYSE/AMEX/NASDAQ
    Stock Markets           100.0    137.5     142.4    181.1     214.3    152.1
(U.S.Companies)             100.0    204.4      88.1    114.6     211.2     98.0
Self-Determined Peer Group




Constituents of the Self-Determined Peer Group (weighted according to market capitalization):

Diamond Offshore Drilling Inc.      Marine Drilling Co. Inc.
Ensco International Inc.            Rowan Companies, Inc.
Global Marine Inc.**                Transocean Sedco Forex Inc.***
Noble Drilling Corp.

* Assumes $100 invested on September 30, 1996; Total returns assumes dividend reinvested; Fiscal year ending September 30.

** In November 2001, Global Marine Inc. merged with Santa Fe International to form GlobalSantaFe Corporation Company.

***  Transocean Sedco Forex Inc. acquired R & B Falcon Corp. in February 2001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that, during the period from October 1, 2000 through September 30, 2001, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              RELATED TRANSACTIONS

     Upon being awarded a term contract in August 1994, the Company entered into a joint venture agreement with Helmerich & Payne, Inc. ("H&P") (which together with its wholly-owned subsidiary, Helmerich & Payne International Drilling Co., owns 21.69% of the Company's Common Stock and may be deemed to be an affiliate of the Company) for the design, construction and operation of RIG-200, a new generation platform rig. The construction of RIG-200 was completed in late 1995; however, due to project delays in Australia unrelated to the Company's and H&P's activities, the rig was not transported to Australia until late 1996. Drilling operations commenced in January 1997, with the contract terminating in June 1999. The rig is currently cold-stacked in Australia. H&P managed the design, construction, testing and mobilization of the rig, and the Company managed the initial installation and the daily operations of the rig. The Company and H&P each have a fifty percent interest in the joint venture. The Company invested approximately $12 million in this project. Three of the Company's directors, namely Walter H. Helmerich III, Hans Helmerich and George S. Dotson, are directors and executive officers of H&P.

                             DIRECTORS' COMPENSATION

     As compensation for services as a director of the Company, each director who is not an officer and full time employee of the Company or any of its subsidiaries was paid in fiscal 2001 an annual retainer fee of $10,000 plus $2,500 per meeting for attendance at regular Board meetings, and $250 per meeting for attendance at meetings of the audit committee if held on a day other than a regular Board meeting. Each non-employee director of the Company was also awarded 2,000 nonqualified stock options in March 2001 pursuant to the Company's 1996 Incentive Equity Plan. These options have an exercise price of $49.90, with a term of ten years. Twenty-five percent of such options become exercisable at the end of two years, three years, four years and five years, respectively from the date of grant.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Arthur Andersen LLP was selected as auditors by the Company in 1970 and continues to serve in this capacity. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company intended to be presented for consideration at the Annual Meeting of Shareholders of the Company to be held in February, 2003 must be received by the Company no later than September 17, 2002 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission in order to be included in the proxy statement and form of proxy related to that meeting. If notice of any shareholder proposal not eligible for inclusion in the Company's proxy statement and form of proxy is given to the Company after November 30, 2002, then proxy holders will be allowed to use their discretionary voting authority on such shareholder proposal when the matter is raised at such meeting.

                                  OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

     If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

     The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10-K including financial statements and financial statement schedules for the fiscal year ended September 30, 2001 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                                    By order of the Board of Directors



                                   /s/ John R. Irwin, President

Houston, Texas
January 15, 2002

                                                                     APPENDIX A


                              ATWOOD OCEANICS, INC.

                            2001 STOCK INCENTIVE PLAN


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I      PURPOSE     2
  Section 1.1     Purpose......................................................2
  Section 1.2     Establishment................................................2
  Section 1.3     Shares Subject to the Plan...................................3
ARTICLE II     DEFINITIONS.....................................................3
  Section 2.1     "Affiliated Entity"..........................................3
  Section 2.2     "Award" .....................................................3
  Section 2.3     "Award Agreement"............................................3
  Section 2.4     "Board"......................................................3
  Section 2.5     "Change of Control Event"....................................3
  Section 2.6     "Code".......................................................5
  Section 2.7     "Committee"..................................................5
  Section 2.8     "Common Stock"...............................................5
  Section 2.9     "Company"....................................................5
  Section 2.10    "Date of Grant"..............................................6
  Section 2.11    "Director" ..................................................6
  Section 2.12    "Eligible Employee"..........................................6
  Section 2.13    "Exchange Act"...............................................6
  Section 2.14    "Fair Market Value"..........................................6
  Section 2.15    "Incentive Stock Option".....................................6
  Section 2.16    "Nonqualified Stock Option"..................................6
  Section 2.17    "Option".....................................................6
  Section 2.18    "Participant"................................................6
  Section 2.19    "Plan".......................................................6
  Section 2.20    "Restricted Stock Award".....................................6
  Section 2.21    "Subsidiary".................................................7
ARTICLE III    ADMINISTRATION..................................................7
  Section 3.1     Administration of the Plan; the Committee....................7
  Section 3.2     Committee to Make Rules and Interpret Plan...................8
ARTICLE IV    GRANT OF AWARDS..................................................8
  Section 4.1     Committee to Grant Awards to Eligible Employees..............8
  Section 4.2     Grant of Awards to Non-Employee Directors....................8
ARTICLE V     ELIGIBILITY......................................................9
ARTICLE VI    STOCK OPTIONS....................................................9
  Section 6.1     Grant of Options.............................................9
  Section 6.2     Conditions of Options........................................9
ARTICLE VII   RESTRICTED STOCK AWARDS.........................................11
  Section 7.1     Grant of Restricted Stock Awards............................11
  Section 7.2     Conditions of Restricted Stock Awards.......................11
ARTICLE VIII  STOCK ADJUSTMENTS...............................................12
ARTICLE IX    GENERAL.........................................................13
  Section 9.1     Amendment or Termination of Plan............................13
  Section 9.2     Termination of Employment...................................13
  Section 9.3     Limited Transferability - Options...........................14
  Section 9.4     Withholding Taxes...........................................14
  Section 9.5     Change of Control...........................................15
  Section 9.6     Amendments to Awards........................................15
  Section 9.7     Regulatory Approval and Listings............................15
  Section 9.8     Right to Continued Employment...............................16
  Section 9.9     Reliance on Reports.........................................16
  Section 9.10    Construction................................................16
  Section 9.11    Governing Law...............................................16

                                    ARTICLE I

                                     PURPOSE

     SECTION 1.1 Purpose. This 2001 Stock Incentive Plan (the "Plan") is established by Atwood Oceanics, Inc. (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Eligible Employees and Directors subject to the conditions set forth in the Plan.

     SECTION 1.2 Establishment. The Plan is effective as of December 6, 2001 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards under the Plan may be granted to Participants, but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void.

     SECTION 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 1,000,000 shares of Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

     SECTION 2.1 "Affiliated Entity" means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

     SECTION 2.2 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Employee or Director by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     SECTION 2.4 "Board" means the Board of Directors of the Company.

     SECTION 2.5 "Change of Control Event" means each of the following:

     (i) The acquisition after the Effective Date of this Plan by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition previously approved by at least a majority of the members of the Incumbent Board (as such term is hereinafter defined), (E) any acquisition approved by at least a majority of the members of the Incumbent Board within five business days after the Company has notice of such acquisition, or (F) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2), and (3) of subsection (iii) of this Section 2.5; or

     (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) Approval by the shareholders of the Company of a reorganization, share exchange, merger (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or were elected, appointed or nominated by the Board; or

     (iv) Approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or, (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

     SECTION 2.6 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     SECTION 2.7 "Committee" means the Compensation Committee of the Board.

     SECTION 2.8 "Common Stock" means the common stock, par value $1.00 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VIII.

     SECTION 2.9  "Company" means Atwood Oceanics, Inc., a Texas corporation.

     SECTION 2.10 "Date of Grant" means the date on which the granting of an Award to a Participant is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     SECTION 2.11 "Director" means any person who is a member of the Board and is not an employee of the Company, a Subsidiary or an Affiliated Entity.

     SECTION 2.12 "Eligible Employee" means any key employee of the Company, a Subsidiary, or an Affiliated Entity.

     SECTION 2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     SECTION 2.14 "Fair Market Value" means (i) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (ii) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     SECTION 2.15 "Incentive Stock Option" means an Option within the meaning of
Section 422 of the Code.

     SECTION 2.16 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     SECTION 2.17 "Option" means an Award granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

     SECTION 2.18 "Participant" means an Eligible Employee or Director of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee under the Plan.

     SECTION 2.19 "Plan" means the Atwood Oceanics, Inc. 2001 Stock Incentive Plan.

     SECTION 2.20 "Restricted Stock Award" means an Award granted to a Participant under Article VII of the Plan.

     SECTION 2.21 "Subsidiary" shall have the same meaning set forth in Section 425 of the Code.

                                   ARTICLE III

                                 ADMINISTRATION

     SECTION 3.1 Administration of the Plan; the Committee.

     The Committee shall administer the Plan. The Committee shall consist solely of two or more non-employee directors who are appointed by, and serve at the pleasure of the Board. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     (i) Select the Eligible Employees to be granted Awards.

     (ii) Determine the time or times when Awards will be made to Eligible Employees.

     (iii) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

     (iv) Determine whether Awards will be granted singly or in combination.

     (v) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

     (vi) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     SECTION 3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                   ARTICLE IV

                                 GRANT OF AWARDS

     SECTION 4.1 Committee to Grant Awards to Eligible Employees. The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided, however, that:

     (i) Subject to Article VIII, the aggregate number of shares of Common Stock made subject to the Award of Options to any Participant in any calendar year may not exceed 50,000.

     (ii) Subject to Article VIII, in no event shall more than 150,000 shares of Common Stock subject to the Plan be awarded to Participants as Restricted Stock Awards (the "Restricted Stock Award Limit").

     (iii) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan.

     (iv) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

     (v) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

     (vi) Separate certificates representing Common Stock to be delivered to a Participant upon the exercise of any Option will be issued to such Participant.

     SECTION 4.2 Grant of Awards to Non-Employee Directors. Non-Employee directors of the Company will be awarded 2,000 Nonqualified Stock Options at the first meeting of the Board of Directors following each such Directors' election, re-election or appointment, but no more than once per fiscal year.

                                    ARTICLE V

                                   ELIGIBILITY

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Employees those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee. Each Non-employee director of the Company is eligible to be Awarded 2,000 Nonqualified Stock Options per year.

                                   ARTICLE VI

                                  STOCK OPTIONS

     SECTION 6.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Eligible Employee, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     Non-Employee Directors shall be granted 2,000 Nonqualified Stock Options to be awarded at the first meeting of the Board of Directors following each such Director's election, re-election or appointment.

     SECTION 6.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

     (i) Exercise Price. As limited by Section 6.2(v) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

     (ii) Form of Payment. The exercise price of an Option may be paid (1) in cash or by check, bank draft or money order payable to the order of the Company;
(2) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an accounting compensation charge with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or (3) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

     (iii) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement, however, no Incentive Stock Option shall be exercisable more than ten years after the date such Option is granted and no Nonqualified Stock Option shall be exercisable more than ten years and one day after the date such Option is granted. Exercise of an Option shall be by written notice to the Secretary at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and applicable withholding taxes.

     (iv) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (1) the period or periods and the conditions of exercisability of any Option; (2) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (3) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (4) conditions under which such Options or shares may be subject to forfeiture; (5) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (6) the achievement by the Company of specified performance criteria; and (7) non-compete and protection of business matters.

     (v) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to individuals who are Eligible Employees of the Company or a Subsidiary. Furthermore, Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of Section 422A of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.

     (vi) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     (vii)  Shareholder   Rights.  No  Participant  shall  have  a  right  as  a
shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

                                   ARTICLE VII

                             RESTRICTED STOCK AWARDS

     SECTION 7.1 Grant of Restricted Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Employee. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

     SECTION 7.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

     (i) Restriction Period. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, each Restricted Stock Award shall have a minimum Restriction Period of at least three years. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 9.5, the Committee may, in its sole discretion, accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

     (ii) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     (iii) Rights as Shareholders. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.


                                  ARTICLE VIII

                                STOCK ADJUSTMENTS

     In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 425 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 425(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VIII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VIII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award.

     No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE IX

                                     GENERAL

     SECTION 9.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (i) reprice previously granted options, (ii) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article VIII) or (iii) modify any provision of the Plan which would materially increase the benefit or rights of any Participant in the Plan.


     SECTION 9.2 Termination of Employment. If a Participant's employment with the Company, a Subsidiary or an Affiliated Entity terminates on or after his "Retirement Date" as such term is defined in the Atwood Oceanics, Inc. Employees' Retirement Plan (or its successor), death or disability (as defined in Section 22(e) of the Code), the Participant (or his personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (i) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability (as defined above) in lieu of the 3 month period), and (ii) vested Nonqualified Stock Option during the remaining term of the Option. If a Participant's employment terminates for any other reason, the Participant shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

     SECTION 9.3 Limited Transferability - Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (1) unless the Committee otherwise permits, there may be no consideration for any such transfer, (2) the Award Agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (3) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 9.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section
9.2 hereof, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 9.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9.2 hereof. No transfer pursuant to this Section 9.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, subject to the foregoing provisions of this Section 9.3, Awards shall be transferable only by will or the laws of descent and distribution; however, no such transfer of an Award by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

     SECTION 9.4 Withholding Taxes. A Participant shall pay the amount of taxes required by law upon the exercise of an option in cash or as otherwise permitted in this Section 9.4. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes; provided, the foregoing notwithstanding, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

     SECTION 9.5 Change of Control. Awards granted under the Plan to any Participant shall be immediately and automatically vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

     SECTION 9.6 Amendments to Awards. With the exception of repricing Awards, the Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent. An Award can be repriced only upon approval by the shareholders of the Company.

     SECTION 9.7 Regulatory Approval and Listings. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

     (i) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

     (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

     (iii) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9.8 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award.

     SECTION 9.9 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     SECTION 9.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     SECTION 9.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas except as superseded by applicable Federal law.

                        PROXY.... ATWOOD OCEANICS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 14, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     .........The  undersigned  hereby  appoints  James M.  Holland  and Glen P.
Kelley, or either of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, held of record by the undersigned as of the close of business on December 31, 2001, at the Annual Meeting of Shareholders to be held on February 14, 2002 or any adjournment thereof:

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

1.  ELECTION OF DIRECTORS:
    FOR all nominees listed
    (except as marked to the contrary)        WITHHOLD authority to vote for
                                              all nominees listed

     Nominees: Robert W. Burgess, George S. Dotson, Walter H. Helmerich, III, Hans Helmerich, John R. Irwin, William J. Morrissey

     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name(s) in the line provided below.)

2. To approve the adoption of the Atwood Oceanics, Inc. 2001 Stock Incentive Plan as described in the accompanying Proxy Statement.


       FOR                     AGAINST                          ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
                               (see reverse side)


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made the Proxy will be voted FOR the election of all Directors and FOR the adoption of the Company's 2001 Stock Incentive Plan.

                                     Please sign exactly as name appears hereon.

________________________, 2002       _________________________________________
DATED                                SIGNATURE

                                     -----------------------------------------
                                     SIGNATURE IF JOINTLY HELD

                                     NOTE: When shares are held
                                     by joint tenants, both
                                     should sign. When signing
                                     as attorney, as executor,
                                     administrator, trustee, or
                                     guardian, please give full
                                     title as such. If a
                                     corporation, please sign in
                                     full corporate name by
                                     President or other
                                     authorized officer. If a
                                     partnership, please sign in
                                     partnership name by
                                     authorized person. Please
                                     note any change in your
                                     address alongside the
                                     address as it appears in
                                     the proxy.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.